ROGERS & WELLS
                             Two Hundred Park Avenue
                            New York, N.Y. 10166-0153

                            TELEPHONE (212) 878-8000
                            FACSIMILE (212) 878-8375


                                  July 10, 1997


American Skandia Advisor Funds, Inc.
One Corporate Drive
Shelton, Connecticut 06484

         Re:      Registration Statement for
                  American Skandia Advisor Funds, Inc.

Dear Sirs:

         We have acted as special tax counsel to American Skandia Advisor Funds, Inc. (the "Fund") in connection with the Fund's Registration Statement on Form N-1A (File Nos. 333-23017, 811-08085) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

         We hereby consent to the reference to us in the prospectus included in the Fund's Registration Statement.

                                                              Very truly yours,


                                                              /s/ Roger & Wells
                                                              Rogers & Wells